Exhibit 10.3

December 10, 2008

Summit Consumer Receivables Fund, L.P.

Summit Alternative Investments, LLC

SSPE, LLC

SSPE Investment Trust I

Eric J. Gangloff

50 West Liberty Street, Suite 980

Reno, Nevada  89501

Re:                               Revolving Credit Agreement

Ladies and Gentlemen:

1.             Please refer to that certain Second Amended and Restated Revolving Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) among CLST Asset Trust II, a Delaware statutory trust (“Trust II”), SSPE Investment Trust I, a Delaware statutory trust (“Trust I”), SSPE, LLC, a Delaware limited liability company (“SSPE”), Summit Consumer Receivables Fund, L.P., a Delaware limited partnership (“Originator”), Summit Alternative Investments, LLC, a Nevada limited liability company (“Servicer”; together with Trust I, SSPE, SCRP LP and Originator, “Summit Entities”), Eric J. Gangloff, the lenders party thereto as of the date hereof (“Lenders”), Fortress Credit Corp., as the administrative agent for the Lenders (in such capacity, “Agent”), U.S. Bank National Association, as the collateral custodian (“Collateral Custodian”), and Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services), as the backup servicer (“Backup Servicer”).  All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.

2.             (a)           The parties hereto hereby agree that Trust II, as a Borrower under the Agreement, may during the 364 days following the date of this letter agreement have Loans Outstanding attributable to it of up to a maximum amount of $15,000,000 at any one time (it being understood that following such 364-day period Trust II shall not increase the Loans Outstanding attributable to it).   The Summit Entities shall take such steps as shall be commercially reasonable to assure that an aggregate of not less than $15,000,000 of credit is available to Trust II under the Agreement at all time prior to the passage of 365 days from the date hereof.

(b)           Trust II hereby notifies the Summit Entities that it shall purchase from Trust I or SSPE, or a combination thereof, at least $2,000,000 of Receivables under the Purchase Agreement during December 2008 and January and February 2009.  Any purchases during such period in excess of $2,000,000 in the aggregate will require the consent of CLST Financo, Inc. (“Financo”).  Within the first five days of each calendar month (commencing January 2009), Trust II and Financo shall jointly notify the Summit Entities in writing of the dollar amount of Receivables Trust II thereby commits to purchase from Trust I or SSPE, or a combination thereof, under the Purchase Agreement during a period of not less than the following two calendar months; provided that during the first three calendar months, such notice shall be of purchases in addition to those contemplated in the first sentence of this Section 2(b).

In addition, unless CLST Financo, Inc. (“Financo”) shall otherwise agree, Trust II shall not be obligated, and the Summit Entities shall not cause it to become so obligated, to enter into transactions resulting in Loans Outstanding to Trust II requiring contributions to the capital of Trust II by CLST Asset II, LLC (“Asset II”) in excess of $2,000,000 in the aggregate.

(c)           Trust II shall on each Payment Date pay Trust I and SSPE an amount equal to the CLST Fee, which payment shall be divided equally between Trust I and SSPE; provided, however, in the event that on any Payment Date funds are to be distributed by Servicer to Trust II pursuant to Section 2.7 or 2.8 of the Agreement, Servicer shall direct the Collateral Custodian to pay the applicable CLST Fee to Trust I and SSPE from such funds, with only the balance of such CLST Fee being paid directly by Trust II.

“CLST Fee” means, for each Accrual Period, the sum of the products (for each day during such Accrual Period) of:

		CFR x P x 1
		D
where:

CFR	=	the CLST Fee Rate on such day;

P	=	the CLST Loans on such day; and

D	=	360.

“CLST Fee Rate” means (i) with respect to that portion of the CLST Loans equal to or below $10,000,000, a per annum interest rate equal to 0.50%; and (ii) with respect to that portion of the CLST Loans in excess of $10,000,000 a per annum interest rate equal to 1.50%.

“CLST Loans” means, as of any day, the principal amount of that portion of the Loans Outstanding that is attributable to Trust II on such day.

3.             Trust II shall upon demand pay (without duplication of other amounts already paid pursuant to this Section 3) each Summit Entity an amount equal to the applicable CLST Amount.

“CLST Amount” means, as of any date of determination for any Summit Entity, an amount equal to the product of (i) the CLST Percentage as of such date and (ii) the CLST Costs for such Summit Entity.

“CLST Costs” means, for any Summit Entity, any fees, expenses, costs and amounts (including without limitation the Servicing Fee, the Sub-Servicer Fee, the Backup Servicing Fee, the Collateral Custodian Fee and any indemnification obligations and any other joint and several obligations of the Borrowers and/or Originator) that have been paid by such Summit Entity to the Lenders, the Agent, the Servicer, any Sub-Servicer, the Backup Servicer, the Collateral Custodian, the Sourcer or any other Person in connection with the Agreement, the other Transaction Documents or the Sourcing and Servicing Agreement; provided, however, CLST Costs shall in no event include (i) any CLST Guaranteed Amounts, (ii) the Unused Fee or (iii) any fees, expenses, costs or amounts that such Summit Entity has paid to Trust II pursuant to the terms of this letter agreement.

“CLST Guaranteed Amounts” means any Guaranteed Amounts resulting from or arising in connection with any action (or inaction) of (i) any direct or indirect principal or equity owner of Trust II or (ii) any Affiliate of any Person described in clause (i) or any Responsible Officer of such Affiliate.

“CLST Percentage” means, as of any date of determination, the percentage equivalent of a fraction, (i) the numerator of which is equal to the principal amount on such date of that portion of the Loans Outstanding that is attributable to Trust II; and (ii) the principal amount on such date of all Loans Outstanding.

4.             Trust I shall upon demand pay (without duplication of other amounts already paid pursuant to this Section 4) Trust II an amount equal to the Trust I Amount.

“Trust I Amount” means, as of any date of determination, an amount equal to the product of (i) the Trust I Percentage as of such date and (ii) the Trust I Costs.

“Trust I Percentage” means, as of any date of determination, the percentage equivalent of a fraction, (i) the numerator of which is equal to the principal amount on such date of that portion of the Loans Outstanding that is attributable to Trust I; and (ii) the principal amount on such date of all Loans Outstanding.

“Trust I Costs” means any fees, expenses, costs and amounts (including without limitation any indemnification obligations and any other joint and several obligations of the Borrowers) that have been paid by Trust II to the Lenders, the Agent, the Servicer, any Sub-Servicer, the Backup Servicer, the Collateral Custodian, the Sourcer or any other Person in connection with the Agreement, the other Transaction Documents; provided, however, Trust I Costs shall in no event include fees, expenses, costs or amounts that Trust II has paid to Trust I pursuant to the terms of Section 3.

5.             SSPE shall upon demand pay (without duplication of other amounts already paid pursuant to this Section 5) Trust II an amount equal to the SSPE Amount.

“SSPE Amount” means, as of any date of determination, an amount equal to the product of (i) the SSPE Percentage as of such date and (ii) the SSPE Costs.

“SSPE Percentage” means, as of any date of determination, the percentage equivalent of a fraction, (i) the numerator of which is equal to the principal amount on such date of that portion of the Loans Outstanding that is attributable to SSPE; and (ii) the principal amount on such date of all Loans Outstanding.

“SSPE Costs” means any fees, expenses, costs and amounts (including without limitation any indemnification obligations and any other joint and several obligations of the Borrowers) that have been paid by Trust II to the Lenders, the Agent, the Servicer, any Sub-Servicer, the Backup Servicer, the Collateral Custodian, the Sourcer or any other Person in connection with the Agreement, the other Transaction Documents; provided, however, SSPE Costs shall in no event include fees, expenses, costs or amounts that Trust II has paid to SSPE pursuant to the terms of Section 3.

6.             Trust II shall upon demand pay each Guarantor and any applicable Summit Entity an amount equal to the CLST Guaranteed Amounts that have been paid or are at such time due and payable by such Guarantor or such Summit Entity.

7.             All amounts that are due pursuant to Sections 2 through 6 but unpaid hereunder shall bear interest, payable to the applicable payee on demand, computed at a rate equal to 10% per annum; provided that such interest rate shall not at any time exceed the maximum rate permitted by Applicable Law.

8.             In the event that (i) the Termination Date has been declared by the Administrative Agent following an Event of Default caused by the action (or inaction) of any Summit Entity or arising from any Collateral owned by any Summit Entity and (ii) the Administrative Agent has thereafter realized on any Collateral owned by Trust II (clauses (i) and (ii) together, a “Summit Default”), such Summit Entity shall upon demand pay Trust II an amount equal to the CLST Loss.

“CLST Loss” means, with respect to any Summit Default, an amount equal to what Trust II would have received on the applicable Collateral but for the occurrence of the Summit Default (including interest on such Collateral as provided in Section 10).

9.             In the event that (i) the Termination Date has been declared by the Administrative Agent following an Event of Default caused by the action (or inaction) of Trust II or arising from any Collateral owned by Trust II and (ii) the Administrative Agent has thereafter realized on any Collateral owned by Trust I or SSPE (clauses (i) and (ii) together, a “CLST Default”), Trust II shall upon demand pay Trust I and/or SSPE, as applicable, an amount equal to the applicable Summit Loss.

“Summit Loss” means, with respect to any CLST Default, an amount equal to what Trust I or SSPE, as the case may be, would have received on the applicable Collateral but for the occurrence of the CLST Default (including interest on such Collateral as provided in Section 10).

10.           All amounts that are due pursuant to Sections 8 and 9 but unpaid hereunder shall bear interest, payable to the applicable payee on demand, computed at a rate such that the payee shall receive from the payor an amount (based on the internal rate of return for the applicable Receivables) equal to what the payee would have received but for the Summit Default or CLST Default, as the case may be.  Notwithstanding anything in this letter agreement to the contrary, in the event an Event of Default was caused by the action (or inaction) of both (i) any Summit Entity and (ii) Trust II, the provisions of Sections 8 and 9 shall not apply.

11.           Each demand for payment under this letter agreement shall include or be accompanied by a written invoice setting forth in reasonable detail the basis for and the calculation of the applicable amounts.  All amounts due under this letter agreement shall be paid no later than 2:00 p.m. (New York time) on the day when due in lawful money of the United States in immediately available funds and any amount not received before such time shall be deemed received on the next Business Day.  All interest due hereunder shall be calculated for the actual number of days elapsed, using a daily rate determined by dividing the annual rate by 360.

12.           Notwithstanding anything to the contrary herein, if at any time any payment, or any part thereof, made in respect of this letter agreement is rescinded or must otherwise be restored or returned by the payee upon the insolvency, bankruptcy or reorganization of the payor or any of its affiliates, or otherwise, the provisions of this letter agreement will forthwith be reinstated in effect, as though such payment had not been made.  This letter agreement shall survive the termination of the Agreement, the other Transaction Documents and the Sourcing and Servicing Agreement.

13.           During the term of the Transaction Documents, and each of them, the Summit Entities will not permit any amendment or modification of such Transaction Documents, nor grant any waiver thereunder, that materially affects the rights, duties or obligations of Trust II, without the consent of Financo, which consent will not be unreasonably withheld or delayed, but may be withheld by Financo if such amendment, modification or waiver could reasonably be expected to adversely affect the financial interests of Financo.

14.           During the first 364 days of the term of this letter agreement, the Summit Entities will use commercially reasonable efforts to respond favorably to requests by Financo that Persons become Approved Sellers or Dealers and that consumer loans created or originated by such Persons become Receivables.

15.           As reasonably requested by Financo, the parties to this letter agreement shall take such steps as shall be commercially reasonable to assure that the Collateral Custodian and any other Person who shall possess or control Collateral pursuant to the Transaction Documents shall appropriately note on its books and records the ownership by Trust II of Collateral owned by it.

16.           During the term of the Transaction Documents, and for not less than 18 months thereafter, the Summit Entities shall provide Financo and its auditors with such access to books, records and data processing equipment as they shall reasonably request in connection with the preparation of the financial statements of Financo and its Affiliates, in the audit thereof or the provision of attest services by auditors with regard thereto.  The provisions of this Section 16 shall not modify any of the obligations of any of the parties to this letter agreement under any confidentiality agreement existing as of the date hereof or entered into in the future.

17.           The Summit Entities will not, without the consent of Financo, intentionally permit the allocation of Receivables for purchase pursuant to the Transaction

Documents in a manner that, with respect to any thirty (30) day period, has the effect of discriminating as to asset quality or material terms of such Receivables among SSPE and Trust I, on the one hand, and Trust II on the other.

18.           For the avoidance of doubt, Trust II hereby acknowledges that it is a Borrower under the Agreement and affirms its obligations as a Borrower under the Agreement and the other Transaction Documents (including without limitation any provisions providing for cross-collateralization).

19.           This letter agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to conflict of laws and each party hereto consents to the exclusive jurisdiction of the courts sitting in the City of New York, Burrough of Manhattan, with respect to all disputes arising from or related to this letter agreement.  This letter agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

[Signature pages follow]

Please confirm your acknowledgement of the foregoing provisions by executing the acknowledgment on the following signature page.

Very truly yours,

CLST ASSET TRUST II

By:	U.S. Bank Trust National Association, not in its individual capacity but solely as statutory trustee

By:	/s/ Diane Reynolds
Name:	Diane L. Reynolds
Title:	Vice President

CLST FINANCO, INC.

By:	/s/ Robert Kaiser
Name:	Robert Kaiser
Title:	President

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Acknowledged and agreed to as of the date first written above.

SUMMIT CONSUMER RECEIVABLES FUND, L.P.

By: SUMMIT ALTERNATIVE INVESTMENTS, LLC, as General Partner

By:	GANGLOFF & ASSOCIATES INC., its sole
member

By:	/s/ Eric J. Gangloff
Name:	Eric J. Gangloff
Title:	President

SUMMIT ALTERNATIVE INVESTMENTS, LLC

By: GANGLOFF & ASSOCIATES INC., its sole member

By:	/s/ Eric J. Gangloff
Name:	Eric J. Gangloff
Title:	President

SSPE, LLC

By:	/s/ Eric J. Gangloff
Name:	Eric J. Gangloff
Title:	President

SSPE INVESTMENT TRUST I

By:	U.S. Bank Trust National Association, not in its
individual capacity but solely as statutory trustee

By:	/s/ Diane Reynolds
Name:	Diane L. Reynolds
Title:	Vice President

ERIC J. GANGLOFF, individually

By:	/s/ Eric J. Gangloff
Name:	Eric J. Gangloff

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